Parallax Health Sciences Announces Acquisition Of Minority Interest In Global Career Networks

SANTA MONICA, Calif. (September 19, 2019) Parallax Health Sciences, Inc. (OTCQB: PRLX) (''Parallax'' or the ''Company''), an outcome-driven connected healthcare company, today announces it has entered into a strategic transaction agreement with Global Career Networks, Inc., (“GCN”) a provider of career solutions to one of the largest recruiter networks in the world with exposure to over one-half million recruiters and millions of C-level executives. The Company is purchasing a nineteen (19%) percent stake in GCN. The strategic transaction opens access to large population for providing Cognitive outcomes optimization of the Company’s Good Health Outcomes platform for the healthcare market.

Paul Arena, Chief Executive Officer of Parallax Health Sciences commented, “we are excited about the relationship with GCN and working with their principals who have a proven track record in this space.” Mr. Arena continued, “there are a number of synergistic value propositions that include the opportunity for us to create an ambassador program that will provide nurses with the ability to get some payment from us for introducing doctors, hospitals, etc. for use on our Good Health Outcomes, (“GHO”) platform.  Also, we intend to license our offerings into the healthcare channel for nurses (and others – for data outcomes optimization) and to migrate our ability to generate sales on a viral basis by paying a finders fee to the nurses for referrals of those signing up to be monitored on our GHO platform.  We will also be introducing our soon to be released Parallax Communications mobile app into this channel.  Additionally, we believe this transaction should be very accretive to our shareholders.”

Michael Woloshin, Chief Executive Officer of Global Career Networks, Inc. stated, “we see an opportunity to amalgamate Parallax’s platform with our subscriber base to generate significant revenues together.”  Mr. Woloshin added, “we see the potential for www.resumesending.com  and our other properties to become one of the largest distribution platforms for resumes, including in the medical profession. The www.resumesending.com  site has many joint venture partners lined up, including the largest job sites,  all of which share additional revenue through the affiliation.”

About Global Career Network

Global Career Network, Inc., (“GCN”) provides the ability to leverage subscribers with the largest recruiter network in the world with exposure to more than 500,000 recruiters and millions of C-level executives.  GCN is the parent holding company of wholly-owned subsidiaries Resumesending.com, ResumeCertified.com, JobMentor.net and ResumeMan.com. For more information, please visit https://www.resumesending.com

About Parallax Health Sciences

Parallax Health Sciences is an advanced technology, outcome-driven telehealth company that allows for cost-effective remote diagnosis, treatment and monitoring of patients through proprietary platforms of integrated products and services. The Company's interoperable novel applications provide patients point-of-care testing and monitoring with information communicated via internet-based mobile phone applications that are agnostic as to operating system and are built on highly sophisticated data analytics. Information is retrieved real-time by physicians who are monitoring patients with chronic diseases or through biometric feedback for health-related behavior modification, and is automated for integration into electronic health records. The Company's products and offerings capitalize on the digital transformation in healthcare for improved patient compliance, diagnosis and treatment, and support healthcare system cost savings and efficiencies. For more information, please visit  www.parallaxhealthsciences.com or www.parallaxcare.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our Form 10-K and other reports filed with the SEC. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Paul Arena

paul@parallaxcare.com

Mobile 404-915-8449

SOURCE: Parallax Health Sciences, Inc.